EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ALYST ACQUISITION CORP. PLAN OF COMPLIANCE ACCEPTED BY NYSE ALTERNEXT US

NEW YORK, MAY 11/PRNewswire-FirstCall/ — Alyst Acquisition Corp. (NYSE Alternext US: AYA), a special purpose acquisition company ("Alyst" or the “Company”), received written confirmation on May 9, 2009 from the NYSE Alternext US that its Plan of Compliance (submitted to the exchange on March 3, 2009) has been accepted and that the Company has been granted an extension until August 11, 2009 to regain compliance with the continued listing standards.  Under Section 704 of the Company Guide, a company is required as part its continued listing requirements to hold an annual meeting of its stockholders; Alyst did not hold such a meeting in 2008.  Under the terms of its certificate of incorporation, if Alyst does not consummate a business combination by June 29, 2009, it must dissolve.  Alyst announced in August 2008 that it has entered into a merger agreement with China Networks Media, Ltd..  A special meeting of stockholders to vote on the proposed combination is expected to be held in June 2009.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Alyst and China Networks Media, Ltd. and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words "believes," "expects," "intends," "may," "will," "should" or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Alyst's and China Networks Media, Ltd.'s management and are subject to risks and uncertainties which could cause actual results to differ from the forward- looking statements.

Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Alyst undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For Further Information, please contact:

Alyst Acquisition Corp.
Michael E. Weksel
Tel: 212-650-0232
Email: mweksel@alyst.net

SOURCE Alyst Acquisition Corp.